UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 23, 2024

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-looking Information
Horace Mann Educators Corporation’s Annual Meeting of Shareholders was held on May 22, 2024 (Annual Meeting). On the record date of March 26, 2024, there were 40,937,582 shares of Horace Mann Educators Corporation's common stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
Proposal No. 1 -	For	Against	Abstentions	Non-Votes
Election of 9 Directors:
Thomas A. Bradley	38,123,582	49,866	4,509	802,399
Victor P. Fetter	38,124,607	48,841	4,509	802,399
Perry G. Hines	37,868,459	304,989	4,509	802,399
Mark E. Konen	37,844,971	328,820	4,166	802,399
Beverley J. McClure	36,901,273	1,272,317	4,367	802,399
H. Wade Reece	37,748,816	425,075	4,066	802,399
Aaliyah A. Samuel, EdD	38,121,933	51,495	4,529	802,399
Elaine A. Sarsynski	37,995,422	178,468	4,067	802,399
Marita Zuraitis	38,107,744	65,704	4,509	802,399

	Votes	Votes		Broker
Proposal No. 2 -	For	Against	Abstentions	Non-Votes
Advisory Resolution to Approve the First Amendment to the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated	35,521,223	2,645,141	11,593	802,399

	Votes	Votes		Broker
Proposal No. 3 -	For	Against	Abstentions	Non-Votes
Advisory Resolution to Approve Named Executive Officers' Compensation	23,042,733	15,127,292	7,932	802,399

	Votes	Votes		Broker
Proposal No. 4 -	For	Against	Abstentions	Non-Votes
Ratification of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2024	37,992,469	986,486	1,401	Not Applicable

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: May 23, 2024
2